SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          DATE OF REPORT: February 25, 2002

                                JORE CORPORATION

                000-26889                         81-0465233
        (Commission File Number)        (IRS Employer Identification No.)

                             A Montana Corporation

                    45000 Highway 93 South, Ronan, MT 59864

                                  406/676-4900

Item 5.  Other Events

Press Release
--------------------------
Ronan, Montana - February 25, 2002

Jore Corporation announced today that it has completed the necessary documents and has submitted the application for financial support to the Montana Board of Investments. In addition, the Lake County Economic Development one million dollar grant process is nearly completed with a public hearing slated to finalize the process on March 4, 2002. The application will then be submitted to the Montana Department of Commerce on March 5th. The company continues to work with the lenders and creditors to finalize its reorganization plan to be submitted to the court.

CONTACTS:

        Gerald J. McConnell                     Nikki Montesano
        President/CEO                           Human Resources Manager
        406-528-4480                            406-528-4213


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. JORE CORPORATION


        February 26, 2002                    By:  /s/ Kelly Grove
                                             Kelly Grove
                                             Controller